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                            Subscription Agreement

EC Power, Inc.
236 West 27th Street
New York, New York 10001

Gentlemen:

     By signing below, the undersigned hereby subscribes to purchase ______ shares of the Common Stock, $.001 par value, of EC Power, Inc., a Delaware corporation (the "Company"). In payment of the purchase price for the shares of Common Stock, I hereby deliver to the Company payment in the amount of $_____________, representing the price per share of $_________ multiplied by the number of shares being purchased.

     I acknowledge receipt of the Company's Prospectus dated ____________, 2000 and represent that I have made my investment decision solely on the basis of information contained in the prospectus.

     This will further confirm that no broker/dealer or member of the National Association of Securities Dealers, Inc. has been involved in any manner whatsoever in my investment of the Company

                                        SIGNATURE

                                        Date:
                                        _________________________________

                                        Name:
                                        _________________________________

                                        Address:
                                        _________________________________
                                        _________________________________

                                        Telephone:
                                        _________________________________

                                        Facsimile:
                                        _________________________________

                                        Social Security Number:
                                        _________________________________